Exhibit 99.1

Positive Opinion for Orphan Drug Designation for ADP-A2M4 for the Treatment of Soft Tissue Sarcoma from European Medicine Agency’s Committee of Orphan Medicinal Products

PHILADELPHIA, PA., and OXFORDSHIRE, U.K., April 28, 2020 (GLOBE NEWSWIRE) -- Adaptimmune Therapeutics plc (Nasdaq:ADAP), a leader in cell therapy to treat cancer, announced that the European Medicine Agency’s (EMA) Committee for Orphan Medicinal Products (COMP) has adopted a positive opinion for Orphan Drug Designation for ADP-A2M4 for the treatment of soft tissue sarcomas.

Adaptimmune’s SPEARHEAD-1 trial with ADP-A2M4 for people with synovial sarcoma and myxoid/round cell liposarcoma (MRCLS) is actively enrolling at approximately 25 clinical sites in Canada, France, Spain, the United Kingdom, and the US. The SPEARHEAD-1 trial is intended to support the registration of ADP-A2M4 for the treatment of advanced synovial sarcoma and MRCLS.

“Outcomes with currently available treatments remain unsatisfactory for patients with inoperable or metastatic soft tissue sarcoma, and there is a high unmet medical need for new treatment options for patients with this disease,” said Dennis Williams, PharmD, Adaptimmune’s SVP, Late Stage Development. “ADP-A2M4 has the potential to offer substantial improvement in the treatment of advanced soft tissue sarcoma and the COMP’s adoption of a positive opinion for Orphan Drug Designation for ADP-A2M4 is another important milestone for this program.”

The COMP adopts an opinion on the granting of orphan drug designation, after which the opinion is submitted to the European Commission for endorsement. This designation by the European Commission provides certain regulatory and financial incentives for companies to develop and market therapies that treat a life-threatening or chronically debilitating condition affecting no more than five in 10,000 persons in the European Union, and where the treatment provides a significant benefit to those affected by the condition or no satisfactory treatment is available.

Earlier this year, the United States (US) Food and Drug Administration (FDA) granted Orphan Drug Designation (ODD) to SPEAR T-cells targeting MAGE-A4 for the treatment of soft tissue sarcomas and Regenerative Medicine Advanced Therapy (RMAT) designation for the treatment of synovial sarcoma.

About Adaptimmune

Adaptimmune is a clinical-stage biopharmaceutical company focused on the development of novel cancer immunotherapy products for people with cancer. The Company’s unique SPEAR® (Specific Peptide Enhanced Affinity Receptor) T-cell platform enables the engineering of T-cells to target and destroy cancer across multiple solid tumors.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These forward-looking statements involve certain risks and uncertainties. Such risks and uncertainties could cause our actual results to differ materially from those indicated by such forward-looking statements, and include, without limitation: the success, cost and timing of our product development activities and clinical trials and our ability to successfully advance our TCR therapeutic candidates through the regulatory and commercialization processes. For a further description of the risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, as well as risks relating to our business in general, we refer you to our Annual Report on Form 10-K filed with the SEC on February 27, 2020, and our other SEC filings. The forward-looking statements contained in this press release speak only as of the date the statements were made and we do not undertake any obligation to update such forward-looking statements to reflect subsequent events or circumstances.

Adaptimmune Contacts:

Media Relations:

Sébastien Desprez — VP, Communications and Investor Relations

T: +44 1235 430 583

M: +44 7718 453 176

Sebastien.Desprez@adaptimmune.com

Investor Relations:

Juli P. Miller, Ph.D. — Senior Director, Investor Relations

T: +1 215 825 9310

M: +1 215 460 8920

Juli.Miller@adaptimmune.com

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